Exhibit 99.1

Contact Info:
Deirdre Skolfield, CFA
Investor Relations
SYNNEX Corporation
(510) 668-3715
deirdres@synnex.com

SYNNEX CORPORATION ANNOUNCES REPURCHASE AT OPTION OF HOLDERS AND REDEMPTION OF 4.0% CONVERTIBLE SENIOR NOTES DUE 2018

FREMONT, California - April 16, 2013 - SYNNEX Corporation (the “Company”) (NYSE: SNX) announced today that holders of the 4.0% Convertible Senior Notes due 2018 (CUSIP No. 87162WAB6) (the “Notes”) have the right to surrender their Notes for repurchase by the Company pursuant to their option (the “Put Option”) under the Indenture governing the Notes, dated as of May 12, 2008 (the “Indenture”). The Put Option entitles each holder of the Notes to require the Company to repurchase all or a portion (in principal amount equal to $1,000 or integral multiples thereof) of such holder's Notes at a purchase price (the “Repurchase Price”) equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest up to, but not including, May 15, 2013 (“the Repurchase Date”) upon the terms and subject to the conditions set forth in the Indenture and the Notes. The Repurchase Date is an Interest Payment Date under the terms of the Indenture. Accordingly, interest accrued up to, but not including, the Repurchase Date will be paid to Holders of record at 5:00 p.m., New York City time, on May 1, 2013 and the Company does not expect that there will be accrued and unpaid interest due as part of the Repurchase Price. Unless the Company defaults in making payment of the Repurchase Price, interest on the Notes repurchased will cease to accrue on and after the Repurchase Date.

The Put Option commences today and expires at 5:00 p.m., New York City time, on Tuesday, May 14, 2013 (the “Expiration Date”), which is the business day immediately preceding the Repurchase Date. Holders may withdraw any Notes previously surrendered for repurchase at any time prior to 5:00 p.m., New York City time, on the Expiration Date. In order to exercise the Put Option and receive the Repurchase Price, or withdraw Notes previously surrendered, a holder must follow the procedures set forth in the Company Notice, which is being sent to all registered holders of the Notes.

None of the Company, its board of directors or employees has made or is making any representation or recommendation to any holder of the Notes as to whether to exercise or refrain from exercising the Put Option.

Redemption
 In addition, the Company announced today that it will redeem all of the outstanding Notes on May 20, 2013 (the “Redemption Date”) at a redemption price equal to 100% of the principal amount of the Notes redeemed plus any accrued and unpaid interest (including any contingent interest) up to, but not including, the Redemption Date, as provided for in the Indenture and the Notes. Notes called for redemption must be surrendered to the Paying Agent (as defined in the Indenture) by effecting book-entry transfer of the Notes or delivering Notes in certificated form, together with necessary endorsements, to the address specified below to collect the Redemption Price. Any Notes that are not surrendered for repurchase prior to 5:00 p.m., New York City time, on May 14, 2013, one business day prior to the Repurchase Date, or converted as described below prior to 5:00 p.m., New York City time, on May 17, 2013, one business day prior to the Redemption Date, will be redeemed at the Redemption Price. Unless the Company defaults in making payment of the Redemption Price, interest (including contingent interest, if any, and additional interest, if any) on the Notes will cease to accrue from and after the Redemption Date and thereafter the only remaining right of a holder of Notes will be the right to receive payment of the Redemption Price upon surrender of Notes to the Paying Agent. As of April 15, 2013, there was approximately $143.8 million aggregate principal amount of the Notes outstanding.

Conversion Rights
 As a result of the notice of redemption, holders may surrender for conversion any Notes called for redemption at any time prior to 5:00 p.m., New York City time, on May 17, 2013, the business day prior to the Redemption Date. The Notes are convertible at the option of the Company into cash, shares of Common Stock or a combination of cash and shares of Common Stock in accordance with and subject to the terms of the Indenture and the Notes. The Notes are currently convertible at a Conversion Rate (as defined in the Indenture) of 33.9945 shares of Common Stock per $1,000 principal amount of Notes, equivalent to a conversion price of approximately $29.42 per share of Common Stock. Holders who wish to convert the Notes must satisfy the requirements of paragraph 10 of the Notes.

Holders who do not exercise the Put Option will maintain the right to convert their Notes pursuant to the Indenture and the Notes. Notes that have been surrendered pursuant to the Put Option may be converted in accordance with the terms of the Indenture and the Notes only if such surrender has been validly withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date.

Additional Information
 U.S. Bank National Association, as Trustee, Paying Agent and Conversion Agent for the Notes, is sending a Company Notice and Notice of Redemption to all registered holders. In addition, the Company will file the Company Notice with a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission today. Additional information relating to the procedure for the repurchase, conversion and/or redemption of the Notes may be obtained from U.S. Bank National Association as provided below.

Trustee and Paying Agent:
U.S. Bank National Association
Attention:  Redemption Department (SYNNEX Corporation 4.0% Convertible Senior Notes due 2018)
60 Livingston Avenue
St. Paul, MN  55107-2292
(800) 934-6802

Conversion Agent:
U.S. Bank National Association
Attention:  Specialized Finance (SYNNEX Corporation 4.0% Convertible Senior Notes due 2018)
60 Livingston Avenue
St. Paul, MN  55107-2292
(800) 934-6802

About SYNNEX
 SYNNEX Corporation (NYSE: SNX), a Fortune 500 corporation, is a leading business process services company, servicing resellers, retailers and original equipment manufacturers in multiple regions around the world. The Company provides services in IT distribution, supply chain management, contract assembly and business process outsourcing. Founded in 1980, SYNNEX employs approximately 11,000 full-time and part-time associates worldwide.

Safe Harbor Statement
Statements in this press release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding repurchase and redemption of the Notes and conversion of the Notes, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: difficulties, delays or unexpected costs related to, or our inability to consummate, the repurchase or redemption of the Notes; general economic conditions and any weakness in IT and consumer electronics spending;

changes in our costs and operating expenses and other risks and uncertainties detailed in our Form 10-Q for the fiscal quarter ended February 28, 2013 and from time to time in our SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.
Copyright 2013 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX and the SYNNEX Logo Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

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